UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No

Filed by the Registrant [ x ]

Filed by a Party other than the Registrant [

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Check the appropriate box:

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 41A-6(E)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant §240.14a-12

AMERITRANS CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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No fee required.

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Fee computed on table below per Exchange Act Rules I 4a-6(i)(l) and 0-11.

1)

Title of each class of securities to which Loan Purchase Agreement applies:

2)

Aggregate number of securities to which Loan Purchase Agreement applies:

3)

Per unit price or other underlying value of Loan Purchase Agreement computed pursuant to Exchange Act Rule 0-Il (set forth the amount on which the filing fee is calculated and state how it was determined):

4)

Proposed maximum aggregate value of Loan Purchase Agreement:

5)

Total fee paid:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

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Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 14a-6(i)(1) and 0-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)

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Date Filed:

AMERITRANS CAPITAL CORPORATION

747 THIRD AVENUE, 4TH FLOOR

NEW YORK, NEW YORK 10017

Notice of Special Meeting of Shareholders

To Be Held on August 26, 2008

Dear Shareholders:

The Special Meeting of Shareholders of Ameritrans Capital Corporation (“Ameritrans” or the “Company”) will be held at the offices of Stursberg and Associates, LLC, 405 Lexington Avenue, Suite 4949,   New York, New York, on Tuesday, August 26, 2008, at 10:00 a.m., to consider and act upon the following matters:

.

To consider the approval of the sale by the Company and the Company’s wholly owned subsidiary Elk Associates Funding Corp. of assets that may constitute, under Delaware law, substantially all of the assets of the Company;

2.

To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

The Board has fixed the close of business on July 25, 2008 as the time which Shareholders are entitled to notice of and to vote at the meeting and any adjournments as shall be determined.  The stock transfer books of the Company will remain open.

All Shareholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

/s/ Margaret Chance

MARGARET CHANCE, Secretary

August 7, 2008

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

TABLE OF CONTENTS

Page

SUMMARY TERM SHEET

4

SOLICITATION OF PROXIES

6

VOTING PROCEDURES

6

VOTING SECURITIES

7

COMPLIANCE WITH SECTION 16(A) OF THE 1934 ACT

10

CHANGES IN CONTROL

10

PROPOSAL NO. 1 TO CONSIDER THE APPROVAL OF THE SALE OF ASSETS

11

Background and Reasons for the Sale

11

Principal Provisions of the Loan Purchase Agreement

12

Assets to be Sold

12

Pre-Closing Remedy

13

Post-Closing Adjustments

13

Termination

13

Representations, Warranties and Covenants

14

Indemnification; Survival of Representations and Warranties; and Limitation on Liability

14

Escrow

14

Closing

15

Non-Competition

15

Valuation Analysis

15

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

15

Basis of Presentation

15

Risk Factors

21

No Dissenters’ Rights

22

Shareholder Approval

22

Regulatory Requirements

22

PROPOSAL NO. 2 OTHER MATTERS

23

Financial and Other Information

23

Requests for Financial Statements

23

Deadline for Submission of Shareholder Proposals

23

Form 10-K

23

Privacy Policy

24

Forward Looking Statements

25

SUMMARY TERM SHEET

The following summary briefly describes the material terms of the proposed sale of assets by the Company and its wholly-owned subsidiary, Elk Associates Funding Corporation (“Elk”), to Medallion Financial Corp., a Delaware corporation (“MFC” or “Medallion”), and Medallion Bank, a Utah industrial bank and wholly-owned subsidiary of MFC (“Buyer”), pursuant to the Loan Portfolio Sale and Purchase Agreement dated as of July 16, 2008 by and among the Company and Elk, on the one hand, and Medallion and Buyer, on the other hand (the “Loan Purchase Agreement”). This summary does not contain all the information that may be important for you to consider when evaluating the proposed transaction. We encourage you to read this Proxy Statement and the exhibits attached to the Proxy Statement in full before voting.

•

On July 16, 2008, the Company and Elk signed a Loan Purchase Agreement with MFC and Buyer.

•

Pursuant to the Loan Purchase Agreement, the Company’s wholly-owned subsidiary, Elk, will sell to Buyer Elk’s portfolio of taxi medallion loans (the “Medallion Loans” or “Taxi Portfolio”).  Ameritrans will also sell one non-taxi loan and one (1) loan participation in one taxi medallion loan (the “Non-Taxi Assets”) to Freshstart Venture Capital Corp. (“Freshstart”), a New York corporation and wholly-owned subsidiary of MFC.  The sale of the Non-Taxi Assets is a condition to closing of the sale of the Taxi Portfolio and will be sold under a separate agreement hereinafter referred to as the Specified Diversified Loan Agreement.  The Buyer will pay approximately $29.1 million for the Taxi Portfolio and Freshstart will pay approximately $2.0 million for the Non-Taxi Assets (collectively, the “Purchase Price”).  The Purchase Price will be subject to certain pre and post-closing adjustments, based upon the loans contained in the portfolio at Closing.  The Buyer and Freshstart are paying cash to the Company and assuming all future obligations with respect to the assets purchased.

•

The proposed transaction under the Loan Purchase Agreement will be accounted for as a sale of certain assets.  Upon consummation of the proposed transaction, it appears likely that as of the closing date, the Company will realize a gain for accounting and tax purposes.

•

All of the members of our Board of Directors of the Company and Elk have approved the Loan Purchase Agreement.  The Board believes that the transaction with the Buyer is advisable and in the best interests of the Company and its shareholders.

•

The Loan Purchase Agreement contains certain representations and warranties by the parties.  Among other things, the Company is representing that the loan-to-value ratio of the taxi medallion loans is less than or equal to 80% of the current market value of such loans.

•

The proposed sale is subject to the satisfaction of certain conditions, one of which is that our Shareholders must approve the proposed sale to the Buyer. See “Proposal No. 1-Principal Provisions of the Loan Purchase Agreement.”

•

Each party has the right to terminate the Loan Purchase Agreement upon the occurrence of certain events.  Among other things, in the event Buyer or Seller discovers a breach of any representations as to any loans prior to closing of the transaction, Seller may withdraw such loans from sale.

•

The closing of the sale under the Loan Purchase Agreement is scheduled upon the satisfaction of all conditions precedent, but in no event later than October 15, 2008.

•

The pending sale of the Taxi Portfolio and the Non-Taxi Assets is part of our plan to implement the New Corporate Loan Strategy discussed in Proposal No. 1 of this Proxy Statement.

•

The cash proceeds to the Company after the sale of the assets is estimated to be $31,100,000 and will be used to pay all of our bank indebtedness, which was approximately $27.1 million at June 30, 2008, the expenses associated with the sale, and, the balance, which is expected to be approximately $4 million for our new Corporate Loan Strategy and for working capital.

•

The principal risks factors to which we are subject will no longer include the risks related to our taxi medallion loan business. However, there are additional risks associated with the Company and its plans to continue to make loans in connection with its New Corporate Loan Strategy. See “Risk Factors.”

AMERITRANS CAPITAL CORPORATION

747 THIRD AVENUE, 4TH FLOOR

NEW YORK, NEW YORK 10017

Proxy Statement for
Special Meeting of Shareholders
August 26, 2008

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ameritrans Capital Corporation (the “Company”) for use at the Special Meeting of Shareholders to be held on Tuesday, August 26, 2008, and at any adjournment of that meeting.  In considering whether or not to have an adjournment, the Board will consider what is in the best interests of the shareholders.  All proxies will be voted as marked.  Proxies marked as abstaining (including proxies containing broker non-votes) on any matters to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.  Any proxy may be revoked by a shareholder at any time before it is exercised, by written or oral request to Margaret Chance, Secretary of the Company.  The date of mailing of this Proxy Statement is expected to be on or about August 7, 2008.

SOLICITATION OF PROXIES

The proxy enclosed with this Proxy Statement is solicited by the Board of Directors of the Company.  Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, email, telegraph or messenger. The Company may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners. All of the costs of solicitation of proxies will be paid by the Company.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted in accordance with the directions given and, in connection with any other business that may properly come before the Special Meeting, in the discretion of the persons named in the proxy.

A Shareholder who executes and mails a proxy in the enclosed return envelope may revoke such proxy at any time prior to its use by notice in writing to the Secretary of the Company, at the above address, or by revocation in person at the Special Meeting. Unless so revoked, the shares represented by duly executed proxies received by us prior to the Special Meeting will be presented at the Special Meeting and voted in accordance with the Shareholder’s instructions marked thereon. If no instructions are marked thereon, proxies will be voted FOR the approval of the Loan Purchase Agreement. In their discretion, the proxies are authorized to consider and vote upon such matters incident to the conduct of the Special Meeting and upon such other business matters or proposals as may properly come before the Special Meeting that our Board of Directors does not know of in a reasonable time prior to this solicitation.

VOTING PROCEDURES

All votes shall be tabulated by the inspector of elections appointed for the Special Meeting, who shall separately tabulate affirmative and negative votes, abstentions, and broker non-votes. The presence of a quorum for the Special Meeting, defined here as a majority of the votes entitled to be cast at the Special Meeting, is required. Votes withheld and abstentions will be counted in determining whether a quorum has been reached.

VOTING SECURITIES

As of July 14, 2008, there were 3,405,5831 shares of the Company’s Common Stock, and 300,000 shares of Participating Preferred Stock outstanding.  The following table sets forth certain information as to (i) those persons who, to our knowledge, owned 5% or more of our outstanding common stock as of July 14, 2008, (ii) each of our executive officers and directors, and (iii) all of our officers and directors as a group.  Except as set forth below, the address of each person listed below is the address of Ameritrans.

NAME	NUMBER OF SHARES OF COMMON STOCK OWNED	PERCENTAGE OF(A) OUTSTANDING COMMON STOCK OWNED	NUMBER OF SHARES OF PARTICIPATING PREFERRED STOCK OWNED	PERCENTAGE OF OUTSTANDING PREFERRED STOCK OWNED
*Gary C. Granoff	381,041 (1)	11.10%	8,378(a)	2.80%
*Ellen M. Walker	24,574 (2)	**	0	**
*Lee A. Forlenza	47,198 (3)	1.40%	1,000	**
Steven Etra	172,834 (4)	5.10%	0	**
John R. Laird	8,100 (5)	**	0	**
Howard F. Sommer	8,000 (6)	**	163	**
Infinity Capital Partners, L.P. 767 Third Avenue, 16th Floor New York, New York 10017	230,235 (7)	6.76%	0	**
*Michael Feinsod	72,500 (8)	2.10%	0	**
*Margaret Chance	10,370 (9)	**	220(b)	**
*Silvia Mullens	6,700 (10)	**	0	**
Mitchell Partners L.P. 3187-D Airway Avenue Costa Mesa, CA 92626	289,210 (11)	8.50%	21,900	7.3%
P2 Management, LLC 145 East 57th Street, 11th Floor New York, NY 10022	336,375 (12)	9.70%	0	**
Prides Capital Partners, LLC 200 High Street, Suite 700 Boston, MA 02110	1,068,375 (13)	29.50%	0	**
*Murray Indick 200 High Street, Suite 700 Boston, MA 02110	10,141 (14)	**	0	**
Ivan Wolpert 19 Fulton Street, Suite 301 New York, NY 10038	21,316 (15)	**	0	**
Peter Boockvar c/o Miller Tabak + Co., 331 Madison Avenue New York, NY 10017	872 (16)	**	0	**
All Officers and Directors, as a group (12 persons)***	763,646	20.60%	9,761	3.3%

(A)

Ownership percentages are based on 3,405,583 Shares of Common Stock outstanding as of July 14, 2008. Under the rules of the SEC, shares of Common Stock that an individual has a right to acquire within 60 days from July 14, 2008, pursuant to the exercise of options, warrants or other convertible securities, are deemed to be outstanding for the purpose of computing the percentage of ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person shown in the table.

*

Michael Feinsod, Gary C. Granoff, Murray Indick, Ellen M. Walker, (directors) Margaret Chance, Lee Forlenza, and Silvia Mullens (officers), are each “interested persons” with respect to Ameritrans, as such term is defined in the 1940 Act.

**

Less than 1%.

***

All Officers and Directors: Gary C. Granoff, Ellen M. Walker, Steven Etra, Margaret Chance, Silvia Mullens, Lee Forlenza, Michael Feinsod, Murray Indick, John R. Laird, Howard F. Sommer, Ivan Wolpert and Peter Boockvar.

(1)

Includes (i) 153,180 Shares owned directly by Mr. Granoff; (ii) 16,900 Shares owned by The Granoff Family Foundation, a charitable foundation for which Mr. Granoff and his mother and brother are trustees; (iii) 261 Shares held by GCG Associates Inc., a corporation controlled by Mr. Granoff; (iv) 78,584 Shares owned by DAPARY Management Corp., a corporation controlled by Mr. Granoff; (v) 12,000 Shares owned by J & H Associates Ltd. Pts., a partnership whose general partner is GCG Associates Inc., a corporation controlled by Mr. Granoff; (vi) 71,979 Shares, and 2,500 Shares issuable upon the exercise of five (5) year warrants granted pursuant to the Company’s July 29, 2005 Offering of Common Stock and Warrants (the “Private Offering Warrants”) held by Mr. Granoff in various IRA or pension accounts, (vii) 6,000 Shares held in an irrevocable qualified subchapter s trust for the benefit of Mr. Granoff’s son whereby Mr. Granoff is the trustee, and (viii) 26,700 Shares issuable upon exercise of five-year options granted under the 1999 Employee Plan, and (ix) 12,937 Shares owned directly by Leslie Granoff, Mr. Granoff’s wife, of which Shares he disclaims beneficial ownership.  Excludes 47,855 Shares held by JR Realty Corp., a company owned in part and controlled in part by Mr. Granoff’s wife, for which company Mr. Granoff serves as Treasurer.

(a)

Includes (i) 500 shares of Participating Preferred Stock, owned by DAPARY Management Corp., a corporation controlled by Mr. Granoff; (ii) 1,000 shares of Participating Preferred Stock owned by J & H Associates Ltd. Pts., a partnership whose general partner is GCG Associates Inc., a corporation controlled by Mr. Granoff; (iii) 5,878 shares of Participating Preferred Stock held by Mr. Granoff in various IRA or pension accounts, and (iv) 1,000 shares of Participating Preferred Stock directly owned by Leslie Granoff, Mr. Granoff’s wife, of which Shares he disclaims beneficial ownership.

(2)

Includes (i) 14,374 Shares held directly by Ms. Walker, (ii) 200 Shares held by Ms. Walker as custodian for her son, and (iii) 10,000 Shares issuable upon the exercise of five-year options granted under the 1999 Employee Plan.

(3)

Includes (i) 35,218 Shares held directly by Mr. Forlenza, (ii) 3,230 Shares held for the benefit of Mr. Forlenza’s IRA, and (iii) 8,750 Shares issuable upon the exercise of five-year options granted under the 1999 Employee Plan.

(4)

Includes (i) 57,732 Shares held directly by Mr. Etra; (ii) 29,022 Shares owned jointly by Mr. Etra and his wife; (iii) 27,000 Shares held by Mr. Etra’s wife; (iv) 39,080 Shares held by Fiserv Securities Inc. for the benefit of Mr. Etra’s IRA; (v) 10,000 Shares held by SRK Associates LLC, a limited liability company controlled by Mr. Etra, and (vi) 10,000 Shares held by Lance’s Property Development Corp. Pension Plan, of which Mr. Etra is a trustee.  Excludes options to purchase up to 13,888 shares of Common Stock granted under the Director Plan not exercisable until May 19, 2009.

(5)

Includes 100 Shares owned directly by Mr. Laird and 8,000 Shares issuable upon exercise of five-year options granted under the Director Plan.

(6)

8,000 Shares issuable upon exercise of five-year options granted under the Director Plan.

(7)

230,235 Shares held by Infinity Capital Partners, L.P.

(8)

Includes (1) 60,000 Shares issuable upon the exercise of five-year options granted pursuant to the 1999 Employee Plan, (2) 10,000 Shares held by Shoulda Partners, L.P., and (3) 2,500 Shares issuable to Shoulda Partners upon the exercise of the Private Offering Warrants.  Excludes (1) 40,000 Shares issuable upon the exercise of five year options granted pursuant to the 1999 Employee Plan not fully vested.  Such options have not yet vested as they vest over the next two years, in equal installments, and (2) 230,235 Shares held by Infinity Capital Partners, L.P.  Because Mr. Feinsod is a controlling person of Infinity Capital Partners L.P. and a general partner of Shoulda Partners, L.P., he may also be deemed to be a beneficial owner of securities held by Infinity Capital Partners L.P. and Shoulda Partners, L.P.  Mr. Feinsod disclaims beneficial ownership of the Shares except to the extent of his pecuniary interest therein.

(9)

Includes (i) 1,200 Shares owned directly by Ms. Chance, (ii) 200 Shares held by Ms. Chance as custodian for her daughter, Alexis Chance, (iii) 50 Shares held directly by her daughter, Alexis Chance, (iv) 2,220 Shares held by Ms. Chance in various IRA or pension accounts, and (v) 6,700 Shares issuable upon the exercise of five-year options granted under the 1999 Employee Plan.

(b)

Participating Preferred Stock held in a pension account.

(10)

6,700 Shares issuable upon the exercise of five-year options granted under the 1999 Employee Plan.

(11)

Includes 274,210 Shares owned directly by Mitchell Partners L.P. and 15,000 Shares issuable to Mitchell Partners upon the exercise of the Private Offering Warrants.

(12)

Includes 269,100 and 67,275 Shares issuable upon the exercise of the Private Offering Warrants.

(13)

Includes (i) 854,700 Shares held directly by Prides Capital Fund I, L.P., and (ii) 213,675 Shares issuable to Prides Capital Fund I, L.P. upon the exercise of the Private Offering Warrants.  Because Prides Capital Partners, L.L.C. is the general partner of Prides Capital Fund I, L.P., Prides Capital Partners, L.L.C. may be deemed the beneficial owner of the securities held by Prides Capital Fund I, L.P.

(14)

Includes 10,141 Shares issuable upon exercise of five-year options granted under the Director Plan.  Murray A. Indick is a Partner of Prides Capital Partners, L.L.C.  Excludes (i) 854,700 Shares held directly by Prides Capital Fund I, L.P., and (ii) 213,675 Shares issuable to Prides Capital Fund I, L.P. upon the exercise of the Private Offering Warrants.  Because Prides Capital Partners, L.L.C. is the general partner of Prides Capital Fund I, L.P., Prides Capital Partners, L.L.C. may be deemed the beneficial owner of the securities held by Prides Capital Fund I, L.P.    Because Mr. Indick is a controlling member of Prides Capital Partners, L.L.C., he may also be deemed to be a beneficial owner of securities deemed to be beneficially owned by Prides Capital Partners, L.L.C.  Mr. Indick disclaims beneficial ownership of the Shares held directly or indirectly by Prides Capital Partners, LLC except to the extent of his pecuniary interest therein.

(15)

Mr. Wolpert is a principal of Belle Harbour Capital, L.L.C.  Includes (i) 5,474 Shares owned directly by Mr. Wolpert, (ii) 1,068 Shares issuable to Mr. Wolpert upon the exercise of Private Offering Warrants, (iii) 9,433 Shares issuable upon the exercise of five – year options granted under the Director Plan, (iv) 4,273 Shares held by Belle Harbour Capital, L.L.C., and (v) 1,068 Shares issuable to Belle Harbour Capital, L.L.C. upon the exercise of the Private Offering Warrants.  Mr. Wolpert disclaims beneficial ownership of the Shares held by Belle Harbour Capital, L.L.C., except to the extent of his pecuniary interest therein.

(16)

872 Shares held jointly with Mr. Boockvar’s wife.

Except pursuant to applicable community property laws or as described above, each person listed in the table above has sole voting and investment power, and is both the owner of record and the beneficial owner of his or her respective Shares.

For as long as certain persons listed above hold five percent (5%) or more of the Company’s outstanding Common Stock, they will be deemed “affiliated persons” of the Company, as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

COMPLIANCE WITH SECTION 16(A) OF THE 1934 ACT

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s officers and directors, and persons who own more than ten percent (10%) of the Company’s Common Stock (“Reporting Persons”), to file initial reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission (“SEC”) and to furnish the Company with copies of all reports filed.

Based solely on a review of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that as of July 14, 2008, all changes in beneficial ownership have been timely disclosed to the SEC as required by Section 16(a) of the 1934 Act, except as previously disclosed.  The Company has disclosed timely the transactions on all Company filings made pursuant to the 1934 Act and other federal securities laws.

CHANGES IN CONTROL

There are no arrangements known to the Company at this time which may at a subsequent date result in a change of control of the Company.

PROPOSAL NO. 1
TO CONSIDER THE APPROVAL OF THE SALE OF ASSETS

The Board of Directors of the Company and Elk unanimously approved the Loan Purchase Agreement dated as of July 16, 2008 (the “Loan Purchase Agreement”) by and among the Company and Elk, on the one hand, and Medallion Financial Corp. (“Medallion” or “MFC”) and Medallion Bank, a Utah industrial bank and wholly-owned subsidiary of MFC (“Buyer”), on the other hand, subject to shareholder approval.  The affirmative vote of a majority of the Common Stock and the Participating Preferred Stock, voting together as a single class, present or represented at the meeting is required to ratify and approve the Loan Purchase Agreement.  At the meeting, the shareholders of the Company will consider and vote upon a proposal to approve the sale by Ameritrans and Elk of assets that may constitute, under Delaware law, substantially all of the Company’s assets.  A summary of the sale is included in this proxy statement.  A copy of the Loan Purchase Agreement is attached hereto as a Exhibit A.

Background and Reasons for the Sale

Management and the Board of Directors have been exploring strategic alternative investment strategies for the Company..  Since 1980, the Company’s primary business has been the investment in traditional asset classes, including taxi medallion loans. The Company’s management has spent a significant amount of time developing a plan to improve the Company’s financial performance.  The Company intends that it and Elk may continue to invest in its other traditional asset classes, including but not limited to real estate secured loans, and other secured loans, as well as selected equity investments (collectively referred to as the “Prior Core Business Investments”), as we have in the past.

The Company also plans to expand its business and investment portfolio, to the extent permitted under the Investment Company Act of 1940 (the “1940 Act”).  In June 2007, we initiated a new area of business investment.  This new business focuses on building a diverse portfolio of corporate loans (“Corporate Loans”) to middle market companies (the “New Corporate Loan Strategy”).  Given the size of the corporate loan market, we believe that the New Corporate Loan Strategy will allow us to increase the Company’s asset base.  As of July 31, 2008 we had invested approximately $13,000,000 million of assets as part of our New Corporate Loan Strategy.

To pursue the New Corporate Loan Strategy, the Company plans to engage a new manager, Velocity Capital Advisors (“Velocity” or “VCA”), which will be responsible for building and managing Corporate Loan investments.  The Company’s shareholders on March 18, 2008 approved the Investment Management and Advisory Agreement pursuant to which Velocity will act as the Company’s and Elk’s adviser with respect to the New Corporate Loan Strategy, subject to approval by the U.S. Small Business Administration.  The senior partners of VCA have worked together for more than 15 years investing in middle market companies, including approximately ten years at CIBC World Markets and its affiliates (“CIBC”). The senior partners of VCA have been involved in all aspects of middle market investing including origination, negotiation of terms, portfolio management, distribution and syndicate, restructuring and asset sales. The VCA team has experience in assembling portfolios of middle market loans and investments and managing these portfolios through several credit cycles, including both attractive and stressed credit environments.

The Company defines the middle market as comprised of companies with earnings before interest taxes and depreciation (“EBITDA”) of between $10 and $200 million. We believe many opportunities exist to provide loans to companies of this size, due to:

•

The large size of the market, with an estimated 17,500 companies,

•

The high level of acquisition activity in this sector of the market with over 1,200 transactions of less than $500 million in each of the last 4 years,

•

The significant amount of private equity that has been raised to invest explicitly in middle market companies, and

•

Annual senior secured loan volume of over $30 billion according to Loan Pricing Corp.

Ameritrans intends to invest primarily in first lien term loans of middle market companies which, because of their priority in a company’s capital structure, we expect will have lower default rates and higher rates of recovery of principal if a default does occur. Our middle market business will primarily target companies that have strong historical cash flows, strong collateral coverage, equity sponsorship, experienced management teams and identifiable and defendable market positions. The Corporate Loan Portfolio will initially focus on average investments of between $1 million and $3 million, with an objective of building the Corporate Loan portfolios with significant diversity across both issuers and industries. The average size and diversity of the Company’s Corporate Loan investments will serve as a further risk mitigant.

The Company expects that the investments made as part of the New Corporate Loan Strategy will generate current income, capital appreciation and fee income related to the origination and investment management of such investments.  Growing our portfolio of Corporate Loan assets will require additional capital and the use of leverage to carry out this plan.  The proceeds from the sale of asses pursuant to the Loan Purchase Agreement will be used to pay down our existing bank lines of credit, which were approximately $28 million in the aggregate at June 30, 2008, to fund our new investments and for working capital.  The Company will also require additional sources of capital to finance its New Corporate Loan Strategy.

On March 4, 2008, the Company and Medallion executed a three-year mutual confidentiality agreement solely for the purpose of evaluating a potential transaction.

On May 19, 2008, the Company and Medallion executed a non-binding Term Sheet and Letter of Intent setting forth the principal terms of the Loan Purchase Agreement.

Between May 19, 2008 and July 16, 2008, the Company and Medallion held various meetings and teleconferences relating to due diligence and negotiations with respect to the Loan Purchase Agreement.  On July 16, 2008, the Company and Medallion executed the Loan Purchase Agreement.

Principal Provisions of the Loan Purchase Agreement

The following summarizes the material provisions of the Loan Purchase Agreement relating to the proposed sale of the assets to Buyer and the assumption by Buyer of certain obligations relating to the Medallion Loans and the Non-Taxi Assets. This summary does not contain all the information that may be important for you to consider when evaluating the proposed transaction. We encourage you to read this Proxy Statement in full before voting. You should carefully read the full text of the Loan Purchase Agreement attached to this Proxy Statement as it qualifies this description and is incorporated by reference into this Proxy Statement.

Assets to be Sold

On July16, 2008, Ameritrans and Elk executed the Loan Purchase Agreement with MFC and Buyer. Pursuant to the Loan Purchase Agreement, the Buyer will acquire Elk’s Medallion Loans.  The Buyer will pay approximately $29.1 million for Elk’s portfolio of Medallion Loans.  Under the Loan Purchase Agreement, as

a condition to closing the sale of the Medallion Loans, Ameritrans and Elk will enter into a separate agreement with MFC and Freshstart for the sale by Elk to MFC of the Non-Taxi Assets.  Freshstart will pay approximately $2.0 million for the Non-Taxi Assets.  The Purchase Price for the Company’s Medallion Loans and the loans comprising the portfolio to be purchased at Closing will be subject to certain pre-closing and post-closing adjustments.  The Buyer and Freshstart are paying cash to the Company and will assume all tax, informational reporting and loan servicing obligations with respect to the assets purchased.

All of the members of our Board of Directors have approved the Loan Purchase Agreement. The Board believes that the proposed sale is advisable and in the best interests of the Company and its Shareholders. Among other things, the Board believes this is an essential step in carrying out the Company’s New Corporate Loan Strategy.

The proposed sale is subject to the satisfaction of certain conditions, one of which is that our Shareholders must approve the proposed sale to the Buyer on or before October 15, 2008.  In addition to the Company having received the approval of its Shareholders for the Loan Purchase Agreement, the closing is subject to certain conditions, including but not limited to the representations and warranties made by either party being true and correct in all material respects as of the closing.  Additionally, the parties are required to execute and deliver to each other certain closing documents.

Pre-Closing Remedy

In the event either party discovers a breach of any representation, warranty or covenant as to any particular Medallion Loan prior to closing Elk shall either cure such breach or remove such loan from the loans to be purchased at Closing, with a corresponding adjustment in the Purchase Price..

Post-Closing Adjustments

Under the Loan Purchase Agreement, Buyer has the right to submit a final closing statement to the Company within thirty (30) days following the closing with respect to any adjustments to the Purchase Price.  The Agreement provides for an independent auditor to determine if any adjustments to the Purchase Price are appropriate in the event the Company and Buyer can not agree.  In addition, Buyer has the right within six (6) months of closing to prepare a written list of any loans Buyer believes in good faith did not meet the loan criteria specified in the Loan Purchase Agreement at the time of closing.  In the event Buyer makes a claim that any such loans did not qualify under the Loan Purchase Agreement at the time of closing, and such claim is substantiated, the Company would be required to repurchase any such loans up to an aggregate maximum amount of $2,000,000.

Termination

The Loan Purchase Agreement may be terminated as follows: (i) by the mutual written consent of parties; (ii) by the Company, if there has been a material breach by Buyer and such breach has not been cured within ten (10) days of notice from the Company; (iii) subject to the Company’s right to remove unqualified loans from the sale  prior to closing, by the Buyer, if there has been a material breach by the Company and such breach has not been cured within ten (10) days of notice from the Buyer; (iv) by the Company or Buyer, if certain conditions to close are not met by October 15, 2008, and (v) by either party if a governmental entity enjoins the transaction.

Representations, Warranties and Covenants

In the Loan Purchase Agreement, both parties give the customary representations and warranties, including that each of them is duly organized and qualified to do business, that each of them has the corporate power and authority to perform its obligations under the Loan Purchase Agreement, and, in the case of the Company and Elk, that the loans to be sold meet certain criteria.

The Loan Purchase Agreement provides that the Company and the Buyer will cooperate with each other with respect to tax information in order to prepare tax returns or in connection with any tax audit or proceeding. The Company and the Buyer shall each  be responsible for fifty percent (50%) of any sales, use, recording, registration, transfer or other similar tax imposed (if any) with respect to the transaction.

The parties shall cooperate with each other following the closing and shall make all adjustments necessary to insure that each party receives the benefits they are entitled to under the Loan Purchase Agreement.

Indemnification; Survival of Representations and Warranties; and Limitation on Liability

Under the Loan Purchase Agreement, Ameritrans and Elk are required to indemnify MFC and Buyer and their affiliates from and against any losses and expenses suffered or incurred by MFC and Buyer and their affiliates and arising out of any breach of representation, warranty, or any covenant on the part of Ameritrans and Elk contained in the Loan Purchase Agreement, any breach of a covenant under the Specified Diversified Loan Agreement and any Excluded Obligations (as defined) and for any tax liability for periods up to the closing.

MFC and Buyer are required to indemnify Ameritrans and Elk and their affiliates from and against any losses and expenses suffered or incurred by Ameritrans and Elk and arising out of any breach of any misrepresentation, warranty and covenant, any breach of a covenant under the Specified Diversified Loan Agreement or any Assumed Obligation arising under the Loan Purchase Agreement and for any tax liability for any tax period for which the Company is not liable.

No claim for indemnification can be made by a party against the other party unless and until the losses suffered by the party seeking indemnification exceed $500,000 in the aggregate, in which event, the party suffering the losses may make a claim for indemnification. The amount of losses suffered by either party for which it may make a claim for indemnification is limited to a maximum of $1,500,000 in the aggregate, provided, however, that once the losses sustained by the party seeking indemnification exceed $500,000, the indemnifying party shall be responsible for all losses up to $1,500,000.  The representations and warranties of the parties in the Loan Purchase Agreement survive until June 30, 2009 unless a notice of a claim in respect of a representation or warranty is made prior to that date.  Indemnification under the Loan Purchase Agreement is the sole and exclusive remedy for any losses suffered arising out of any misrepresentation, breach of warranty, non-fulfillment of or failure to perform any covenant or agreement on the part of any party contained in the Loan Purchase Agreement.

Escrow

Upon execution of the Loan Purchase Agreement, Buyer deposited $100,000 in escrow, which will be credited toward the Purchase Price upon closing.

Closing

The closing of the sale under the Loan Purchase Agreement will occur, upon the satisfaction of all conditions precedent but in no event later than October 15, 2008 (the “Closing).

Non-Competition

Pursuant to the Loan Purchase Agreement, the Company agrees that for a period of three (3) years from the Closing, the Company will not directly or indirectly in any capacity make or purchase taxicab medallion financing in Chicago, Miami, Newark, Boston/Cambridge, or New York.  This restriction is extended to a period of five (5) years from the Closing, for any current obligor of the Buyer.  Certain exceptions apply to the non-compete provision.

Valuation Analysis

The Company has historically financed its Taxi Portfolio and its Non-Taxi Assets primarily through its credit facilities with funds at floating rates of interest.  The Company has also historically carried its Medallion Loans, which bear interest at fixed rates, at cost.  Beginning in 2007, the Company undertook a valuation analysis of its Taxi Portfolio and its Non-Taxi Assets.  In conducting this review, the Board considered, in each geographical market in which the Company conducts its business, the duration of these classes of loans, interest rates obtained historically from borrowers, market trends, competition and the rates of interest at which medallion owners may be willing to finance their assets in the future.  The Company also considered the market interest rates available to the Company through its lines of credit, the continued availability of these credit facilities for this class of loans, and the trends in commercial interest rates.  Given the opportunity to sell the Taxi Portfolio at premiums ranging up to 1.5%, net above the face value of the underlying medallion loan, as well as the opportunity to sell certain Non-Taxi Assets, the Board of Directors determined that it was in the best interests of the Company to sell these assets and utilize the proceeds to pursue the Company’s Corporate Loan Strategy.

The pro forma financial information concerning the sale of loans receivable appears below.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Basis of Presentation

The following presents our unaudited pro forma financial information for the nine months ended March 31, 2008 and the year ended June 30, 2007.  The pro forma statements of operations for the year ended June 30, 2007 and the nine months ended March 31, 2008 give effect to the sale of approximately $34.3 million of the Loan Portfolio and Non-Taxi Assets, as if the sale had occurred at July 1, 2006. The net proceeds are to be used to repay outstanding bank debt, for operations and for working capital.  The unaudited pro forma balance sheet as of March 31, 2008 has been prepared as if the sale of the Loan Portfolio and Non-Taxi Assets and the application of the net proceeds had occurred on that date. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable.

The unaudited pro forma financial information is for informational purposes only and does not purport to present what our results would actually have been had these transactions actually occurred on the dates presented or to project our results of operations or financial position for any future period.  You should read the information set forth below together with (i) the Company’s. consolidated financial statements as of June 30, 2007 and 2006 and for each of the years in the three-year period ended June 30, 2007, including the notes thereto, included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30,

2007, which is incorporated by reference in this Proxy Statement (ii) the Company’s unaudited consolidated financial statements as of March 31, 2008 and for each of the three-month periods ended March 31, 2008 and 2007, including the notes thereto, as set forth in the Company’s Form and nine-month 10-Q, incorporated by reference in this Proxy Statement.

AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2008 (UNAUDITED)

ASSETS

	Historical March 31, 2008	Pro Forma Adjustment		March 31, 2008 Pro Forma Total

Loans receivable	$57,056,417	$(34,321,973)	(a)	$22,734,444
Less: unrealized depreciation on loans receivable	(282,708)	-		(282,708)
Loans receivable, net	56,773,709	(34,321,973)		22,451,736

Cash and cash equivalents	1,090,182	4,211,106	(a)(b)	5,301,288
Accrued interest receivable, net of unrealized depreciation of $20,000	631,770	-		631,770
Assets acquired in satisfaction of loans	38,250	-		38,250
Receivables from debtors on sales of assets acquired in satisfaction of loans	278,940	-		278,940
Equity investments	2,312,995	-		2,312,995
Investment in life settlement contracts	2,587,455	-		2,587,455
Furniture, equipment and leasehold improvements, net	163,462	-		163,462
Prepaid expenses and other assets	625,039	-		625,039

TOTAL ASSETS	$64,501,802	$(30,110,867)		$34,390,935

AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEETS (Continued)
AS OF MARCH 31, 2008 (UNAUDITED)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	Historical March 31, 2008	Pro Forma Adjustment		March 31, 2008 Pro Forma Total
LIABILITIES
Debentures payable to SBA	$12,000,000	-		$12,000,000
Notes payable, banks	30,495,697	$(30,495,697)	(b)	-
Notes payable, related party	100,000	-		100,000
Accrued expenses and other liabilities	454,557	-		454,557
Accrued interest payable	180,404	-		180,404
Dividends payable	84,375	-		84,375

TOTAL LIABILITIES	43,315,033	(30,495,697)		12,819,336

STOCKHOLDERS’ EQUITY
Preferred stock 9,500,000 and shares authorized,, none issued or outstanding
9 3/8% cumulative participating callable preferred stock $0.01 par value, $12.00 face value, 500,000 shares authorized; 300,000 shares issued and outstanding	3,600,000	-		3,600,000
Common stock, $0.0001 par value; 45,000,000 shares authorized,; 3,405,583 shares issued and 3,395,583 shares outstanding	341	-		341
Additional paid-in-capital	21,139,504	-		21,139,504
Deferred	(40,639)	-		(40,639)
Stock options outstanding	133,613	-		133,613
Accumulated deficit	(3,375,831)	384,830	(c)	(2,991,001)
Accumulated other comprehensive loss	(200,219)	-		(200,219)

	21,256,769	384,830		21,641,599
Less: Treasury stock, at cost, 10,000 shares of common stock	(70,000)	-		(70,000)

TOTAL STOCKHOLDERS’ EQUITY	21,186,769	384,830		21,571,599

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$64,501,802	$(30,110,867)		$34,390,935

AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED MARCH 31, 2008 (UNAUDITED)

	Historical March 31, 2008	Pro Forma Adjustment		March 31, 2008 Pro Forma Total
INVESTMENT INCOME
Interest on loans receivable	$ 4,613,548	$ (2,341,662)	(d)	$ 2,271,886
Realized losses on equity securities, net	(29,914)	-		(29,914)
Equity in loss of investee	(161,469)	-		(161,469)
Fees and other income	236,429	-		236,429
Leasing income	-	-		-

TOTAL INVESTMENT INCOME	$ 4,658,594	$ (2,341,662)		$ 2,316,932
OPERATING EXPENSES
Interest	1,897,087	(1,399,902)	(e)	497,185
Salaries and employee benefits	1,223,314	-		1,223,314
Occupancy costs	199,211	-		199,211
Professional fees	503,057	(50,025)	(f)	453,032
Other administrative expenses	872,816	(488,574)	(f)	384,242
Loss and impairments on assets acquired in satisfaction of loans, net	-	-		-
Write off and depreciation on interest and loans receivable, net	30,363	-		30,363
TOTAL OPERATING EXPENSES	4,725,848	(1,938,501)		2,787,347
NET (LOSS)	(67,254)	(403,161)		(470,415)
DIVIDENDS ON PREFERRED STOCK	(253,125)	-		(253,125)

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$ (320,379)	$ (403,161)		$ (723,540)

WEIGHTED AVERAGE SHARES OUTSTANDING
- Basic and diluted	3,394,835	3,394,835		3,394,835

NET LOSS PER COMMON SHARE
- Basic and diluted	$ (0.09)	$ (0.12)		$ (0.21)

AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2007 (UNAUDITED)

	Historical June 30, 2007	Pro Forma Adjustment		June 30, 2007 Pro Forma Total
INVESTMENT INCOME
Interest on loans receivable	5,279,487	(2,886,283)	(d)	2,393,204
Gain on sale of medallions and automobiles	513,207	-		513,207
Realized losses on equity securities, net	-	-		-
Equity in loss of investee	(145,307)	-		(145,307)
Fees and other income	582,117	-		582,117
Leasing income	76,383	-		76,383

TOTAL INVESTMENT INCOME	6,305,887	(2,886,283)		3,419,604
OPERATING EXPENSES
Interest	2,178,992	(1,678,992)	(e)	500,000
Salaries and employee benefits	1,523,663	-		1,523,663
Occupancy costs	232,195	-		232,195
Professional fees	825,023	(152,555)	(f)	672,468
Other administrative expenses	1,281,595	(699,036)	(f)	582,559
Loss and impairments on assets acquired in satisfaction of loans, net	54,339	-		54,339
Write off and depreciation on interest and loans receivable, net	176,805	-		176,805
TOTAL OPERATING EXPENSES	6,272,612	(2,530,583)		3,742,020
NET INCOME (LOSS)	33,275	(355,700)		(322,425)
DIVIDENDS ON PREFERRED STOCK	(337,500)	-		(337,500)

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	(304,225)	(355,700)		(659,925)

WEIGHTED AVERAGE SHARES OUTSTANDING
- Basic and diluted	3,391,208	3,391,208		3,391,208

NET LOSS PER COMMON SHARE
- Basic and diluted	(0.09)	(0.10)		(0.19)

The adjustments to the unaudited pro forma financial statements are as follows:

(a)

This gives effect to the sale of the Company’s existing  Medallion Loans and Non-Taxi Loans as if the sale took place on March 31, 2008.

(b)

Giving effect for the use of proceeds from the loans receivable sale and to payoff the Company’s outstanding bank debt.

(c)

Estimated gain on sale of portfolio, as if sale had taken place on March 31, 2008.

(d)

This represents the estimated income generated from the Medallion Loans and the Non- Taxi Loans over the respective periods.

(e)

Reduction in interest expense is due to the assumption that there is no bank debt outstanding for the respective periods.  Note that based on the Loan Sale assumptions referenced above, the Company would have carried significant cash balances, for which, no interest or other income has been imputed from this pro forma available cash balance.

(f)

Expenses have been reduced by (i) 100%, with respect to expenses that could be reasonably attributed directly to the Medallion Loans, and (ii) approximately 50.3% of certain expenses that could be reasonably expected to be reduced based on the reduction of incidental overhead associated with the Medallion Loans.  Note that occupancy costs and salaries have not been reduced due to existing contractual obligations that would remain in effect during the pro forma period.

Risk Factors

The success of the New Corporate Loan Strategy will be dependent upon the Company’s ability to obtain additional sources of capital. There can be no assurance that such capital, if obtained, will be on terms favorable to the Company or that it will not be dilutive to the shareholders or require the Company to incur substantial indebtedness.

The New Corporate Loan Strategy presents the risks customarily associated with the Company engaging in a new area of lending.  Except for the New Corporate Loan Strategy implemented in June, 2007, the Company has not in the past made loans to larger corporate borrowers.  Such corporate borrowers will not in all likelihood afford the Company the ability to oversee directly its investments as it has done historically with its medallion and diversified loans to small businesses.  The Company will, as a loan participant in the Corporate Loans, be required to rely on its co-lenders to obtain current information relating to loan performance as well as oversight of these loans.  The Company will also be relying on the ability of Velocity to assist in the generation of this new area of business as its exclusive manager in order to generate the New Corporate Loan Strategy.  Although the principals of VCA have experience in the Corporate Loan lending business, there is no assurance that VCA will be successful in performing such services for the Company. In such event, the Company would be required to seek alternative investment strategies at a time when it has ceased making taxi medallion loans.

The consummation of the Agreement and the payment of the Purchase Price is contingent upon certain conditions set forth in the Loan Purchase Agreement.  No assurances can be given that these conditions will be satisfied by the parties to the transaction and, to the extent such conditions are not satisfied, the Agreement is subject to termination.  In the event of termination the Company would retain the assets proposed to be sold and would continue to manage assets that would in all likelihood render it more difficult to pursue the new Corporate Loan Strategy.

Under the Loan Purchase Agreement, the Company may remove certain non-qualifying assets from the transaction.  In the event the Company does so, such removal would reduce the net proceeds to the Company and thereby limit the extent to which the Company could pursue the new Corporate Loan Strategy.

No Dissenters’ Rights

Any of our shareholders who do not approve the proposed Loan Purchase Agreement, which may constitute the sale of substantially all assets of the Company under the General Corporate Law of the State of Delaware, are not entitled to appraisal or dissenter’s rights with respect to the proposed sale of substantially all assets of the Company under Delaware law or our Certificate of Incorporation.

Shareholder Approval

We are submitting the Loan Purchase Agreement discussed herein to our shareholders for approval based upon our belief that the assets may constitute, under Delaware law, substantially all of our assets.  Shareholder approval is being sought for the sale of the assets in their totality and not individually.  The assets to be sold pursuant to the Loan Purchase Agreement constitute approximately 48% of the Company’s total assets as of June 30, 2008, on a consolidated basis.

Regulatory Requirements

No federal or state regulatory requirements must be complied with or approval must be obtained (other than Shareholder approval) in connection with execution of the Loan Purchase Agreement.

After careful consideration, based on the factors and other matters described elsewhere in this Proxy Statement, the Company’s Board believes that the Loan Purchase Agreement is advisable and fair to, and in the best interests of, the Company and the holders of our Common Stock.  In addition, the Company’s Management intends to vote their Shares in favor of the Loan Purchase Agreement described in greater detail in Proposal No. 1 herein.  The Company’s Board of Directors unanimously recommends that our stockholders vote “FOR” the Loan Purchase Agreement described in greater detail in Proposal No. 1 herein.

The Board of Directors of the Company unanimously recommends a vote FOR Proposal No. 1

PROPOSAL NO. 2
OTHER MATTERS

The Board of Directors does not know of any other matters which may come before the meeting.  However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

All costs of solicitation of proxies will be borne by the Company.  In addition to solicitations by mail, Ameritrans’ directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interview.

Financial and Other Information

The information required by Item 13(a) of Schedule 14A with respect to the Company’s consolidated financial statements and management’s discussion and analysis of financial condition and results of operations are incorporated by reference hereto, as allowed by Rule 0-4 of the 1940 Act.  Representatives of the Company’s independent accountants, Rosen Seymour Shapss Martin & Company LLP, are expected to be present at the Special Meeting and will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions.

Requests for Financial Statements

Ameritrans will furnish, without charge a copy of its financial statements for the fiscal year ended June 30, 2007, to shareholders who make a written request to the Company at 747 Third Avenue, 4th Floor, New York, NY 10017 or call Ameritrans toll free at (800) 214-1047.

Deadline for Submission of Shareholder Proposals

Proposals of shareholders intended to be presented at next year’s annual meeting of Shareholders must be received by the Company at its principal executive offices not later than October 1, 2008, for inclusion in the proxy statement for that meeting.  Submissions received after that date will be considered untimely.  Mere submission of a proposal does not guarantee its inclusion in the Proxy Statement or its presentation at the meeting since certain federal rules must also be met.

Form 10-K

The Company filed an Annual Report on Form 10-K for the fiscal year ended June 30, 2007 with the SEC on September 28, 2007.  Shareholders may obtain a copy of this report, without charge, by making a written request to the Company at 747 Third Avenue, New York, New York 10017 or by visiting our website at www.ameritranscapital.com.

Privacy Policy

Ameritrans Capital Corporation and its subsidiaries (“we”) are committed to maintaining the privacy of our current and prospective individual clients and investors (“you”).  We recognize that you entrust us with important personal financial information, and we assure you that protecting and safeguarding this information is one of our highest priorities.

In connection with making available loans and providing other related investment products and services, we obtain nonpublic personal information about our individual customers.  This information may include your name, address, e-mail address, social security number, account number, financial situation, credit history, and other personal information.

We may collect nonpublic information about you from the following sources:

•

Information we receive on applications, forms, questionnaires, web sites, agreements or in the course of establishing a customer relationship, or stockholder relationship.

•

Information about your transactions with us, our affiliates, or others.

•

Information we obtain as a result of transactions between or among our parent or subsidiary companies.

•

Information that we receive from consumer reporting agencies.

We do not disclose any nonpublic personal information about our customers or former customers to any nonaffiliated parties, except as permitted by law, or in the event we sell a particular loan or investment or sell a participation interest in any loan or investment we make.

We restrict access to nonpublic personal information about you to those employees, agents, or other parties who need to know that information to provide our products or services to you.  We maintain procedural safeguards to guard your nonpublic personal information.  If you have any questions about our policy, please contact us.

Forward Looking Statements

This proxy statement contains certain forward-looking statements within the meaning of Section 27A of the Act and Section 21E of the 1934 Act which are intended to be covered by the safe harbors created thereby.  Typically, the use of the words “believe,” “anticipate,” “plan,” “expect,” “seek,” “estimate,” and similar expressions identify forward-looking statements.  Unless a passage described a historical event, the statement should be considered a forward-looking statement.  Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, the forward-looking statements included in this proxy statement may prove to be inaccurate.  Our actual results may differ materially from the results anticipated in the forward-looking statements.  Any forward-looking statements contained in this proxy statement involve risks and uncertainties, including but not limited to, risks that the Offering described in this proxy statement will not close, risks that the registration of shares underlying the Warrants may not occur, risks related to changes in the regulation of investment companies, market acceptance risks, the impact of competition, and other risks identified in the Company’s other filings with the SEC.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.  We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Board of Directors invites shareholders to attend the Special Meeting.  Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.  Shareholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

By Order of the Board of Directors,

/s/ Margaret Chance

August 7, 2008

MARGARET CHANCE, Secretary

Footnotes

1 Includes 10,000 shares of Common Stock held by a subsidiary of the Company not entitled to vote.